Exhibit 99.1

COTY COMPLETES ACQUISITION OF 60% STAKE

TO ENTER INTO A PARTNERSHIP WITH YOUNIQUE

New York – February 1, 2017 – Coty Inc. (NYSE: COTY) announced today that it has completed the acquisition of a 60% stake in Younique, a leading online peer-to-peer social selling platform in beauty. In this new partnership, Younique’s Founders continue to own the remaining 40%.

Younique will operate as a separate business within Coty’s Consumer Beauty division. It will continue to be led by its current CEO, Derek Maxfield, Chief Visionary Officer, Melanie Huscroft, and Younique’s management team, in partnership with Coty.

Camillo Pane, Coty’s Chief Executive Officer, said, “We are pleased to complete this transaction and partner with Younique to build a leading global e-commerce beauty company. We welcome Younique’s employees, presenters and customers to the Coty family.”

The transaction is expected to be immediately accretive to Coty’s top-line growth, EBITDA margin and FY17 earnings.

About Coty Inc.

Coty is one of the world’s largest beauty companies with approximately $9 billion in revenue, with a purpose to celebrate and liberate the diversity of consumers’ beauty. Its strong entrepreneurial heritage has created an iconic portfolio of leading beauty brands. Coty is the global leader in fragrance, a strong number two in professional salon hair color & styling, and number three in color cosmetics. Coty operates three divisions – Coty Consumer Beauty, which is focused on color cosmetics, retail hair coloring and styling products, body care and mass fragrances sold primarily in the mass retail channels with brands such as COVERGIRL, Max Factor and Rimmel; Coty Luxury, which is focused on prestige fragrances and skincare with brands such as Calvin Klein, Marc Jacobs, Hugo Boss, Gucci and philosophy; and Coty Professional Beauty, which is focused on servicing salon owners and professionals in both hair and nail, with brands such as Wella Professionals, Sebastian Professional, OPI and ghd. Coty has approximately 20,000 colleagues globally and its products are sold in over 130 countries. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment.

For additional information about Coty Inc., please visit www.coty.com.

About Younique

Founded in 2012 by Derek Maxfield and Melanie Huscroft, Younique is a disruptive, peer-to-peer e-commerce platform that enables its community of independent presenters to leverage social media to market and distribute Younique’s line of innovative beauty products. Younique offers high-quality cosmetic and skin care products via its approximately 200,000 active presenters, selling in 10 countries. The company’s product philosophy focuses on the intersection of science and nature to offer innovative and trend-leading products that support strong brand recognition with loyal presenters and consumers. Younique is a mission-first company, committed to uplifting, empowering and validating women everywhere. The company currently operates in the following markets: United States, Canada, Mexico, Australia, New Zealand, the United Kingdom, Germany, France, Spain, and Hong Kong. Younique is a high growth beauty business and expects to generate approximately $400 million in net revenues in 2016 with strong profitability.

Discover more at: www.youniqueproducts.com

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coty Inc.’s (“Coty’s”) current views with respect to, among other things, the future operations and financial performance of Younique and Coty, expected growth, Coty’s ability to support its planned business operations on a near- and long-term basis, the risks and rewards of a partnership with Younique, the ability to operate Younique as a separate business, the limited integration and synergies expected from the partnership with Younique, and expected EPS and margin accretion. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “target”, “aim” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual events or results to differ materially from such statements, including:

•	Coty’s ability to achieve its global business strategy, compete effectively in the beauty industry and achieve the benefits contemplated by the partnership with Younique within the expected time frame;
•	Inherent risks associated with joint ventures and partnerships, including relating to control and decision-making, compliance, financial accounting and tax considerations, transparency and customer relations;
•	managerial, integration, operational, regulatory, legal and financial risks associated with acquisitions generally and the transaction with Younique specifically, including risks related to the entry into a new distribution channel, the potential for channel conflict, risks of retaining customers, Presenters and key employees, difficulties of integration (or the risks associated with limiting integration), risks related to regulation of multi-level marketing business models, ability to protect trademarks and brand names, litigation or investigations by governmental authorities;
•	changes in law, regulations and policies that affect Coty’s or Younique’s business or products, including risk that direct selling laws and regulations may be modified, interpreted or enforced in a manner that results in a negative impact to Younique’s business model, revenue, sales force or business;
•	Coty, its brand partners’ and licensors’ and Younique’s ability to obtain, maintain and protect the intellectual property rights, including trademarks, brand names and other intellectual property used in their respective businesses, products and software, and their abilities to protect their respective reputations;
•	risks to Coty and Younique of claims by third parties for infringement on intellectual property rights;
•	Younique’s relationship with, and its ability to influence the actions of, its Presenters, as well as the potential for Presenters to violate applicable law or have their classification as independent contractors challenged;
•	the integration of The Procter & Gamble Company’s (“P&G”) global fine fragrances, salon professional, cosmetics and retail hair color businesses, along with select hair styling brands with Coty’s business, operations and culture and the ability to realize synergies and other potential benefits within the time frames currently contemplated;

•	Coty’s ability to successfully execute its announced intent to divest or discontinue non-strategic brands and to rationalize wholesale distribution by reducing the amount of product diversion to the value and mass channels;
•	Coty’s and Younique’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products;
•	risks related to Coty’s and Younique’s international operations, including reputational, regulatory, economic and foreign political risks;
•	dependence of Coty and Younique on certain licenses, entities performing outsourced functions and third-party suppliers, including third party software providers;
•	administrative, development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;
•	global political and/or economic uncertainties or disruptions;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels and other changes in the retail and wholesale environment in which Coty and Younique do business and sell their products;
•	increased competition, including as a result of adoption by competitors of Coty’s or Younique’s technology and go-to-market strategies;
•	disruptions in operations, including due to disruptions or consolidation in supply chain, manufacturing rights or information systems, labor disputes and natural disasters;
•	increasing dependency on information technology and Coty’s and Younique’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades to their respective information technology systems and failure by Coty or Younique to comply with any privacy or data security laws or to protect against theft of Presenter, customer, employee and corporate sensitive information;
•	the illegal distribution and sale by third parties of counterfeit versions of Coty’s and Younique’s products;
•	and other factors described elsewhere in this document and from time to time in documents that Coty files with the Securities and Exchange Commission.

More information about potential risks and uncertainties that could affect the Coty’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 and other periodic reports Coty has filed and may file with the Securities and Exchange Commission from time to time.

All forward-looking statements made in this communication are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this communication, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Coty Contacts:

Investor Relations

Kevin Monaco, +1 212 389 6815

Or

Media

Jennifer Friedman, +1 212 389 7175, Jennifer_Friedman@cotyinc.com